Exhibit 99.2

PROXY FOR SHARES OF VOTING COMMON STOCK SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF

THE SHAREHOLDERS OF KLEIN FINANCIAL, INC.

TO BE HELD ON SEPTEMBER 27, 2018

I, the undersigned shareholder of Klein Financial, Inc. (the “Company”), having received notice of a special meeting of the shareholders, revoking any proxy previously given, do hereby nominate, constitute and appoint NanciAnn Olson, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place, and stead to vote all of the shares of Voting Common Stock of the Company, standing in my name on its books on August 21, 2018, at a special meeting of the shareholders of the Company, to be held on September 27, 2018 at 10 a.m., Central Time, at the Company’s headquarters, located at 1550 Audubon Road, Suite 200, Chaska, Minnesota 55318, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.	To approve the Agreement and Plan of Merger, dated as of June 20, 2018, between the Company and Old National Bancorp (the “Merger Agreement”), pursuant to which the Company will merge with and into Old National Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the special meeting in person or by proxy to approve the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In accordance with her discretion, to vote upon all other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Dated:

Signature(s):

NOTE: PLEASE DATE PROXY AND SIGN EXACTLY AS NAME OR NAMES APPEAR ON THE STOCK TRANSFER RECORDS OF THE COMPANY. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend the special meeting:  ☐ Yes  ☐ No